Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Deutsche DWS Global/International Fund, Inc. (formerly Deutsche Global/International Fund, Inc.) of our report dated December 20, 2018, relating to the financial statements and financial highlights, which appears in DWS High Conviction Global Bond Fund’s (to be named DWS ESG Global Bond Fund) Annual Report on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

April 24, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Deutsche DWS Global/International Fund, Inc. (formerly Deutsche Global/International Fund, Inc.) of our report dated February 21, 2019, relating to the financial statements and financial highlights, which appears in DWS RREEF Global Infrastructure Fund’s (formerly Deutsche Global Infrastructure Fund) Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 24, 2019